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                                                                   Exhibit 10.39

(JPMORGAN CHASE BANK LOGO)

                                 PROMISSORY NOTE

$37,000,000                                                    December 13, 2005

     For value received, the undersigned unconditionally promises to pay to the order of JPMORGAN CHASE BANK, N.A. (hereinafter the "Bank") at its offices at 695 Route 46 West, Fairfield, New Jersey 07004, or to such other address as the Bank may notify the undersigned in writing, the principal sum of Thirty-Seven Million Dollars ($37,000,000) (the "Note Amount") or, if less, such unpaid principal amount of each loan (a "Loan") (as recorded on the grid attached hereto or on any additional pages thereof) made by the Bank to the undersigned and outstanding under this note on July 31, 2006 (the "Maturity Date"). The aggregate principal amount of all Loans made by the Bank to the undersigned and outstanding on this note (the "Outstanding Loans") shall not exceed at any time the Note Amount; provided, however, during the period commencing on January 31, 2006 and ending on the Maturity Date (the "Post Season Period"), the maximum principal amount of Outstanding Loans hereunder shall not exceed Two Million Dollars ($2,000,000) (the "Reduced Note Amount"). In the event that the aggregate amount of Outstanding Loans exceeds the Reduced Note Amount during the Post Season Period (the "Post Season Excess"), the undersigned shall immediately pay to the Bank, without notice or demand, the amount of the Post Season Excess, plus accrued interest on such Post Season Excess and any other amounts due to the Bank in accordance with the terms of this note, including any prepayment pursuant to Paragraph 2 hereof. Failure to pay the Post Season Excess shall be an Event of Default under this note.

     The undersigned promises to pay interest on the unpaid balance of the principal amount of each such Loan from and including the date of such Loan to the last day of the Interest Period thereof at either (i) a floating rate per annum equal to the Prime Rate (a "Prime Loan"); (ii) a fixed rate per annum equal to the Adjusted LIBO Rate applicable to such Loan plus 0.625% (a "Eurodollar Loan"); or (iii) a fixed rate per annum equal to the Money Market Rate applicable to such Loan (a "Money Market Loan"). Any principal not paid when due shall bear interest from and including the date due until paid in full at a rate per annum equal to the Default Rate. Interest shall be payable on the relevant Interest Payment Date and shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any extension of time for the payment of the principal of this note resulting from the due date falling on a non-Banking Day shall be included in the computation of interest.

     Anything in this note to the contrary notwithstanding, no Loans shall be made hereunder, no letters of credit shall be issued by the Bank for the account of the undersigned ("Letters of Credit") and no drafts shall be drawn by the undersigned and accepted by the Bank ("Acceptances") if, as a result thereof, the aggregate unpaid principal balance of all Loans made by the Bank to the undersigned hereunder plus the aggregate undrawn face amount of all Letters of Credit, the aggregate unreimbursed amount of all drafts drawn under Letters of Credit and the aggregate outstanding face amount of Acceptances would exceed the Note Amount or Reduced Note Amount as applicable for the relevant period.

     The date, amount, rate of interest and maturity date of each Loan and payment(s) (if any) of principal, the Loan(s) to which such payment(s) will be applied (which shall be at the discretion of the Bank) and the outstanding principal balance of Loans shall be recorded by the Bank on its books and

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records (which may be electronic in nature) and at any time and from time to time may be, and shall be prior to any transfer and delivery of this note, entered by the Bank on the schedule attached or any continuation of the schedule attached hereto by the Bank (at the discretion of the Bank, any such entries may aggregate Loans (and payments thereon) with the same interest rate and tenor and, if made on a given date, may show only the Loans outstanding on such date). Any such entries shall be conclusive in the absence of manifest error. The failure by the Bank to make any or all such entries shall not relieve the undersigned from its obligation to pay any and all amounts due hereunder.

     1. DEFINITIONS. The terms listed below shall be defined as follows:

     "Adjusted LIBO Rate" means the LIBO Rate for such Loan divided by one minus the Reserve Requirement.

     "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City and whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which dealings in U.S. dollar deposits are also carried out in the London interbank market.

     "Code" means the Uniform Commercial Code of the State of New York.

     "Default Rate" means, in respect of any amount not paid when demanded, a rate per annum during the period commencing on the date of demand until such amount is paid in full equal to: (a) if a Prime Loan, a floating rate of 2% above the rate of interest thereon; (b) if a Eurodollar Loan or Money Market Loan, a fixed rate of 2% above the rate of interest in effect thereon at the time of demand until the last day of the Interest Period thereof and, thereafter, a floating rate of 2% above the rate of interest for a Prime Loan.

     "Event of Default" means each of the events stated in Section 7.

     "Facility Documents" means this note or any document executed by the undersigned or by any Third Party granting support for this note and all other agreements, instruments or other documents executed by the undersigned or a Third Party or otherwise executed in connection with this note, whether by guaranty, subordination or any other credit support, or which is contained in any certificate, document, opinion, financial or other statement furnished at the time under or in connection with any Facility Document.

     "Interest Payment Date" means (a) with respect to any Prime Loan, the last day of each month, or (b) with respect to any Eurodollar Loan or Money Market Loan, the last day of the Interest Period applicable to which such Loan is a part and, in the case of a Eurodollar Loan or a Money Market Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means (a) with respect to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the undersigned may elect or (b) with respect to any Money Market Loan, the period commencing on the date of such Loan and ending on the last day of the period for which such Loan is offered, as recorded by the Bank on the grid hereto; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Loan only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Loan that commences on the last Business Day of a calendar


                                       2

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month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and, in the case of the continuation of a Loan, thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

     "Liabilities" means all obligations and liabilities of the undersigned to the Bank or its affiliates of whatever nature, including payment of this note, whether now existing or hereafter incurred or acquired, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, primary or secondary, sole, joint, several or joint and several, secured or unsecured.

     "LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, the rate quoted by the principal London branch of the Bank at approximately 11:00 a.m. London time two (2) Business Days' prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of dollar deposits in immediately available funds, for a period and in an amount, comparable to such Interest Period and the principal amount of such Eurodollar Loan, as it appears on Page 3756 of the Moneyline Telerate Markets.

     "Money Market Rate" means, if offered, a rate of interest per year as offered by the Bank from time to time on any single commercial borrowing during the period offered on such Loan. The Money Market Rate of interest available for any subsequent borrowings may differ since Money Market Rates may fluctuate on a daily basis.

     "Prime Rate" means that floating rate of interest from time to time announced publicly by the Bank in New York, New York as its prime rate. The Prime Rate shall be automatically adjusted on the date of any change thereto.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System.

     "Regulatory Change" means any change after the date of this note in United States federal, state or municipal laws or any foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including the Bank, of or under any United States federal, state or municipal laws or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reserve Requirement" means, for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the term of such Loan under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. dollars, or as otherwise established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Bank is subject, against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (x) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined or (y) any category of extensions of credit or other assets which include Eurodollar Loans. The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.


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     "Third Party" means any third party who supports or is liable with respect to this note due to the execution of any document granting support or security for this note, whether by guaranty, subordination or any other credit support.

     2. BORROWINGS AND PREPAYMENTS. The undersigned shall give the Bank notice of each borrowing request by 12:00 noon, New York City time three (3) Banking Days prior to each requested borrowing of a Eurodollar Loan and by 12:00 noon New York City time on the date of each requested borrowing of a Prime Loan or a Money Market Loan; provided that no Eurodollar Loan shall be in a minimum amount equal to less than $100,000. The undersigned shall have the right to make prepayments of principal at any time or from time to time; provided that: (a) the undersigned shall give the Bank irrevocable notice of each prepayment by 12:00 noon New York City time three (3) Banking Days prior to prepayment of a Eurodollar Loan, one (1) Banking Day prior to prepayment of a Money Market Loan and by 12:00 noon New York City time on the date of prepayment of a Prime Loan;
(b) Eurodollar Loans and Money Market Loans may be prepaid prior to the last day of the Interest Period thereof only if accompanied by payment of the additional payments calculated in accordance with paragraph 5 below; and (c) all prepayments shall be in a minimum amount equal to the lesser of $100,000 or the unpaid principal amount of this note. If the undersigned fails to notify the Bank, in accordance with the terms hereof, prior to the maturity date of any Eurodollar Loan or Money Market Loan to continue such Loan as a Eurodollar Loan or Money Market Loan, such Loan shall be converted to a Prime Loan on its maturity date.

     3. ADDITIONAL COSTS. (a) If as a result of any Regulatory Change which (i) changes the basis of taxation of any amounts payable to the Bank under this note (other than taxes imposed on the overall net income of the Bank or the lending office by the jurisdictions in which the principal office of the Bank or the lending office are located) or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessments, minimum capital, capital ratios or similar requirements relating to any extension of credit or other assets of, or any deposits with or other liabilities of the Bank, or (iii) imposes any other condition affecting this note, the Bank determines (which determination shall be conclusive absent manifest error) that the cost to it of making or maintaining a Eurodollar Loan or a Money Market Loan is increased or any amount received or receivable by the Bank under this note is reduced, then the undersigned will pay to the Bank on demand an additional amount that the Bank determines will compensate it for the increased cost or reduction in amount.

     (b) Without limiting the effect of the foregoing provisions of this Section 3 (but without duplication), the undersigned shall pay to the Bank from time to time on request such amounts as the Bank may determine to be necessary to compensate the Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this note or thereafter) of any court or governmental or monetary authority of capital in respect of the Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request).

     4. UNAVAILABILITY, INADEQUACY OR ILLEGALITY OF LIBO RATE. Anything herein to the contrary notwithstanding, if the Bank reasonably determines (which determination shall be conclusive) that:

     (a) quotations of interest rates for the relevant deposits referred to in the definition of LIBO Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for a Eurodollar Loan; or


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     (b) the definition of LIBO Rate does not adequately cover the cost to the
Bank of making or maintaining a Eurodollar Loan; or

     (c) as a result of any Regulatory Change (or any change in the interpretation thereof) adopted after the date hereof, the principal office of the Bank or the lending office is subject to any taxes, reserves, limitations, or other charges, requirements or restrictions on any claims of such office on non-United States residents (including, without limitation, claims on non-United States offices or affiliates of the Bank) or in respect of the excess above a specified level of such claims; or

     (d) it is unlawful for the Bank or the lending office to maintain any Eurodollar Loan at the LIBO Rate;

THEN, the Bank shall give the undersigned prompt notice thereof, and so long as such condition remains in effect, any existing Eurodollar Loan shall bear interest as a Prime Loan and the Bank shall make no Eurodollar Loans.

     5. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan or Money Market Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or Money Market Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue on the date specified in any notice delivered pursuant hereto, then, in any such event, the undersigned shall compensate the Bank for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan or Money Market Loan, such loss, cost or expense to the Bank shall be deemed to include an amount determined by the Bank to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan or Money Market Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan or the Money Market Rate that would have been applicable to such Money Market Loan, as the case may be, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan or Money Market Loan), over
(ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of the Bank setting forth any amount or amounts that the Bank is entitled to receive pursuant to this Section shall be delivered to the Bank and shall be conclusive absent manifest error. The undersigned shall pay the Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

     6. BANK'S RIGHT OF SETOFF. The Bank retains all rights of setoff that it may have under applicable law or contract, including, without limitation, at its option, to setoff balances (general or special, time or demand, provisional or final) held by it for the account of the undersigned at any of Bank's offices, in dollars or in any other currency, against any amount payable under this Note which is not paid when due (regardless of whether such balances are then due to the undersigned).

     7. EVENTS OF DEFAULT. If any of the following events of default shall occur with respect to any of the undersigned or any Third Party:

     (a) the undersigned shall fail to pay any principal, interest or any other amount payable under this note, or any other Liability, as and when due and payable; or


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     (b) the undersigned or any Third Party shall fail to perform or observe any covenant or agreement contained in any Facility Document, and such failure shall continue for 30 consecutive days; or

     (c) the undersigned or any Third Party shall fail to pay when due any indebtedness in excess of $5,000,000 or more (including but not limited to indebtedness for borrowed money) or if any such indebtedness shall become due and payable, or be capable of being due and payable at the option of the holder thereof, prior to the scheduled maturity thereof; or

     (d) the undersigned or any Third Party: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (ii) shall make an assignment for the benefit of creditors;
(iii) shall commence any proceeding or file a petition seeking relief under any bankruptcy, insolvency, reorganization, receivership, dissolution, liquidation or other similar Federal, state or foreign law or seeking the appointment of a receiver, trustee, custodian, conservator or similar official for all or a substantial part of its property or (iv) shall have any such proceeding commenced or petition filed against it and the same shall remain undismissed for a period of 30 days or shall consent or acquiesce thereto; or

     (e) the undersigned or any Third Party shall merge or consolidate with or into, or convert into, any other legal entity; or

     (f) any Facility Document shall at any time and for any reason cease to be in full force and effect or shall be declared null and void, or the undersigned or any relevant Third Party shall deny or contest any further liability or obligation thereunder or the validity or enforceability thereof or of any lien or security interest created thereby; or

     (g) any lien, mortgage, pledge, security interest or other encumbrance of any kind shall be created or imposed upon any property or asset of the undersigned or any Third Party without the Bank's written consent thereto, except as permitted pursuant to Section 8.3 of the Credit Agreement dated as of December 15, 2005 among the undersigned (as Borrower), the Lenders signatory thereto and the Bank (as Administrative Agent, Swingline Bank and Issuing Agent); or

     (h) any action or proceeding before any court or governmental agency or authority which involves forfeiture of any property or assets of the undersigned or a Third Party shall have been commenced or if any such forfeiture or other seizure or assumption of custody or control over such assets by any court or governmental agency or authority shall occur; or

     (i) one or more verdicts, judgments, decrees or orders for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the undersigned and shall continue in effect for a period of 60 consecutive days without being vacated, or stayed pending appeal (or the satisfaction or bonding of any such verdict, judgment, decree or order shall, in the Bank's reasonable judgment, constitute a material adverse change), any proceedings to execute any such verdict, judgment, decree or order shall be commenced, or if any attachment, distraint, levy or other restraint shall be placed upon any property or assets of the undersigned or any Third Party;

THEN, in any such case, the unpaid principal amount of this note, together with accrued interest and all other Liabilities, shall immediately become due and payable without any notice or other action by the Bank. The undersigned waive(s) presentment, notice of dishonor, protest and any other notice or formality with respect to this note. All rights and remedies provided in this note or otherwise available to the Bank shall be cumulative and not exclusive and each may be exercised by the Bank from time to time and as often as may be necessary.


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     8. ENFORCEMENT. The Bank may, upon the occurrence and continuation of an
Event of Default, proceed to enforce payment of the same and exercise any of or all the rights and remedies afforded the Bank by the Code or otherwise possessed by the Bank. Any requirement of the Code for reasonable notice to the undersigned shall be deemed to have been complied with if such notice is mailed, postage prepaid, to the undersigned and such other persons entitled to notice, at the addresses shown on the records of the Bank at least four (4) Business Days prior to the time of sale, disposition or other event requiring notice under the Code.

     9. TRANSFER. Upon any transfer of this note, the undersigned hereby waiving notice of any such transfer, the Bank may deliver the Assets With Bank or any part thereof to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to the Bank with respect thereto and the Bank shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but the Bank shall retain all rights hereby given to it with respect to any Liabilities and Assets With Bank not so transferred. No modification or waiver of any of the provisions of this note shall be effective unless in writing, signed by the Bank, and only to the extent therein set forth; nor shall any such waiver be applicable except in the specific instance for which given. This agreement sets forth the entire understanding of the parties, and the undersigned acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist in regard to the obligations hereunder, except those specifically set forth herein.

     10. JURISDICTION AND WAIVER. The undersigned hereby irrevocably consents to the in personam jurisdiction of the federal and/or state courts located within the State of New York over controversies arising from or relating to this note or the Liabilities AND IRREVOCABLY WAIVES TRIAL BY JURY AND the right to interpose any counterclaim or offset of any nature in any such litigation. The undersigned further irrevocably waives presentment, demand, protest, notice of dishonor and all other notices or demands of any kind in connection with this note or any Liabilities.

     11. MISCELLANEOUS. Each reference herein to the Bank shall be deemed to include its successors, endorsees, and assigns, in whose favor the provisions hereof shall also inure. Each reference herein to the undersigned shall be deemed to include the successors and assigns of the undersigned, all of whom shall be bound by the provisions hereof.

     The undersigned agrees to pay to the Bank, as soon as incurred, all costs and reasonable and documented expenses incidental to the care, preservation, processing, sale or collection of or realization upon any of or all the Assets With Bank or incurred in connection with the enforcement or collection of this note, or in any way relating to the rights of the Bank hereunder, including reasonable outside counsel fees and expenses. Each and every right and remedy hereby granted to the Bank or allowed to it by law shall be cumulative and not exclusive and each may be exercised by the Bank from time to time and as often as may be necessary. The undersigned shall have the sole responsibility for notifying the Bank in writing that the undersigned wishes to take advantage of any redemption, conversion or other similar right with respect to any of the Assets With Bank. The Bank may release any party (including any partner of any undersigned) without notice to any of the undersigned, whether as co-makers, endorsers, guarantors, sureties, assigns or otherwise, without affecting the liability of any of the undersigned hereof or any partner of any undersigned hereof.


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

     12. GOVERNING LAW. This note shall be governed by and construed in accordance with the laws of the State of New York and, as to interest rates, applicable Federal law.

                                        MOVADO GROUP, INC.


                                        By: /s/ Eugene Karpovich
                                            ------------------------------------
                                        Name: Eugene Karpovich
                                              ----------------------------------
                                        Title: SVP & CFO
                                               ---------------------------------

                                        Address
                                        for
                                        notices: 650 From Road
                                                 Paramus, New Jersey 07652
                                                 Attn: Eugene J. Karpovich,
                                                       Senior Vice President &
                                                       Chief Financial Officer
                                                       Telecopier: 201-267-8240
                                                                   -------------
                                                       Telephone: 201-267-8004
                                                                  --------------


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                                      GRID

             LOANS                            PAYMENTS
-------------------------------   --------------------------------
Date                   Maturity                                       Balance Due   LN Clerk
Made   Amount   Rate     Date     Date Made   Principal   Interest   On Principal   Initials
----   ------   ----   --------   ---------   ---------   --------   ------------   --------
